                                                                    EXHIBIT 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

----------------------------------------------X
IN RE:                                        :     Chapter 11
                                              :
NUTRITIONAL SOURCING CORPORATION              :     Case No. 02-12550 (PJW)
                                              :
                                  DEBTOR.     :
----------------------------------------------X










             REORGANIZATION PLAN OF NUTRITIONAL SOURCING CORPORATION



                               Michael B. Solow
                               Harold D. Israel
                               KAYE SCHOLER LLC
                               Three First National Plaza
                               70 West Madison Street, Suite 4100
                               Chicago, Illinois  60602
                               Telephone: (312) 583-2300
                               Facsimile: (312) 583-2360

                               Richard W. Riley
                               William K. Harrington
                               DUANE MORRIS LLP
                               1100 North Mark Street
                               Suite 1200
                               Wilmington, DE  19801
                               Telephone: (302) 657-4900
                               Facsimile: (302) 657-4901

                               Attorneys for Nutritional Sourcing Corporation





Dated:     Wilmington, Delaware
           January 31, 2003

                                TABLE OF CONTENTS



ARTICLE I. DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME..........................................1
         A.       SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION.....................................................1
         B.       DEFINITIONS.....................................................................................2
                           1.1      "ADDITIONAL CASH CONSIDERATION"...............................................2
                           1.2      "ADMINISTRATIVE CLAIM"........................................................2
                           1.3      "ALLOWED CLAIM"...............................................................2
                           1.4      "ALLOWED".....................................................................2
                           1.5      "ALLOWED CLASS . . . CLAIM"...................................................2
                           1.6      "ALLOWED CLASS . . . INTEREST"................................................2
                           1.7      "ALTERNATIVE PLAN"............................................................2
                           1.8      "ALTERNATIVE PLAN CONSIDERATION"..............................................2
                           1.9      "ALTERNATIVE PLAN NOTES"......................................................3
                           1.10     "AMENDED CERTIFICATE OF INCORPORATION AND BYLAWS OF NSC"......................3
                           1.11     "BALLOT"......................................................................3
                           1.12     "BANKRUPTCY CODE".............................................................3
                           1.13     "BANKRUPTCY COURT"............................................................3
                           1.14     "BANKRUPTCY RULES"............................................................3
                           1.15     "BAR DATE(S)".................................................................3
                           1.16     "BENCHMARKS"..................................................................3
                           1.17     "BENCHMARK DEFAULT"...........................................................3
                           1.18     "BUDGET"......................................................................3
                           1.19     "BUSINESS DAY"................................................................3
                           1.20     "CASH"........................................................................4
                           1.21     "CASH CONSIDERATION"..........................................................4
                           1.22     "CASH USAGE EVENT"............................................................4
                           1.23     "CHAPTER 11 CASE".............................................................4
                           1.24     "CLAIM".......................................................................4
                           1.25     "CLASS".......................................................................4
                           1.26     "COLLATERAL"..................................................................4
                           1.27     "COMMITTEE"...................................................................4
                           1.28     "COMMON STOCK"................................................................4
                           1.29     "CONFIRMATION"................................................................4
                           1.30     "CONFIRMATION DATE"...........................................................4
                           1.31     "CONFIRMATION ORDER"..........................................................4
                           1.32     "CONSUMMATION DATE"...........................................................4
                           1.33     "CONSUMMATION DEADLINE".......................................................4
                           1.34     "CREDIT DOCUMENTS"............................................................4
                           1.35     "CREDIT PARTIES"..............................................................5
                           1.36     "CREDITOR"....................................................................5
                           1.37     "DEBTOR"......................................................................5
                           1.38     "DEPOSIT ACCOUNT".............................................................5
                           1.39     "DEPOSIT DATE"................................................................5
                           1.40     "DIRECTION LETTER"............................................................5
                           1.41     "DISBURSING AGENT"............................................................5
                           1.42     "DISCLOSURE STATEMENT"........................................................5


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


                           1.43     "DISPUTED CLAIM"..............................................................5
                           1.44     "DISTRIBUTION DATE"...........................................................6
                           1.45     "DISTRIBUTION RECORD DATE"....................................................6
                           1.46     "DISTRIBUTION RESERVE"........................................................6
                           1.47     "EQUITY CONTRIBUTION".........................................................6
                           1.48     "EQUITY SECURITIES"...........................................................6
                           1.49     "ESTATE"......................................................................6
                           1.50     "EXCESS PREPAYMENT PENALTY"...................................................6
                           1.51     "EXCESS PREPAYMENT PENALTY EXCEPTIONS"........................................6
                           1.52     "EXISTING EQUITY".............................................................7
                           1.53     "EXCLUSIVITY ORDER"...........................................................7
                           1.54     "EXTENSION AGREEMENT".........................................................7
                           1.55     "EXTENSION DOCUMENTS".........................................................7
                           1.56     "FACE AMOUNT".................................................................7
                           1.57     "FINAL ORDER".................................................................7
                           1.58     "IMPAIRED"....................................................................7
                           1.59     "INDENTURE TRUSTEE"...........................................................7
                           1.60     "INSIDER".....................................................................8
                           1.61     "INSIDER CLAIMS"..............................................................8
                           1.62     "INITIAL LENDERS".............................................................8
                           1.63     "INTERCOMPANY CLAIMS".........................................................8
                           1.64     "INTERCOMPANY LIENS"..........................................................8
                           1.65     "INTERCREDITOR AGREEMENT".....................................................8
                           1.66     "INTEREST"....................................................................8
                           1.67     "LENDER SECURED CLAIMS".......................................................8
                           1.68     "LENDER"......................................................................8
                           1.69     "LIEN"........................................................................8
                           1.70     "LITIGATION CLAIMS"...........................................................8
                           1.71     "LOAN AND SECURITY AGREEMENT".................................................8
                           1.72     "NEW COMMON STOCK"............................................................9
                           1.73     "NEW INDENTURE TRUSTEE".......................................................9
                           1.74     "NEW LENDER"..................................................................9
                           1.75     "NEW LOAN FACILITY"...........................................................9
                           1.76     "NEW SECURITIES"..............................................................9
                           1.77     "NEW SENIOR NOTE INDENTURE"...................................................9
                           1.78     "NEW SENIOR NOTES"............................................................9
                           1.79     "NSC".........................................................................9
                           1.80     "OPERATING SUBSIDIARIES".....................................................10
                           1.81     "PEI"........................................................................10
                           1.82     "PERSON".....................................................................10
                           1.83     "PETITION DATE"..............................................................10
                           1.84     "PLAN".......................................................................10
                           1.85     "PLAN SUPPLEMENT"............................................................10
                           1.86     "PRIMARY PLAN"...............................................................10
                           1.87     "PRIMARY PLAN CONSIDERATION".................................................10
                           1.88     "PRIORITY TAX CLAIM".........................................................10



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

                           1.89     "PROFESSIONAL"...............................................................10
                           1.90     "PROFESSIONAL FEE CLAIM".....................................................10
                           1.91     "PRO RATA"...................................................................10
                           1.92     "PUEBLO".....................................................................10
                           1.93     "REGISTRATION RIGHTS AGREEMENT"..............................................10
                           1.94     "REINSTATED" OR "REINSTATEMENT"..............................................11
                           1.95     "RELEASED PARTIES"...........................................................11
                           1.96     "REORGANIZED DEBTOR".........................................................11
                           1.97     "REQUIRED PROCEDURES"........................................................11
                           1.98     "RESTRUCTURING"..............................................................11
                           1.99     "SCHEDULES"..................................................................11
                           1.100    "SECURED CLAIM"..............................................................12
                           1.101    "SECURITIES ACT".............................................................12
                           1.102    "SENIOR NOTE CLAIM"..........................................................12
                           1.103    "SENIOR NOTE HOLDER".........................................................12
                           1.104    "SENIOR NOTE INDENTURE"......................................................12
                           1.105    "SENIOR NOTES"...............................................................12
                           1.106    "SETOFF CLAIM"...............................................................12
                           1.107    "STOCK OPTIONS"..............................................................12
                           1.108    "SUBORDINATED LIEN"..........................................................12
                           1.109    "SUBORDINATED STOCK PLEDGE"..................................................12
                           1.110    "SUBSTANTIAL CONTRIBUTION CLAIM".............................................12
                           1.111    "SUCCESSOR LENDER"...........................................................12
                           1.112    "TOTAL CASH CONSIDERATION"...................................................12
                           1.113    "UNIMPAIRED CLAIM"...........................................................13
                           1.114    "UPDATE CALLS"...............................................................13
                           1.115    "WARRANTS"...................................................................13
         C.       RULES OF INTERPRETATION........................................................................13
                  1.       GENERAL...............................................................................13
                  2.       RULE OF "CONTRA PROFERENTUM" NOT APPLICABLE...........................................13
         D.       COMPUTATION OF TIME............................................................................13

ARTICLE II. CLASSIFICATION OF CLAIMS AND INTERESTS...............................................................14
         A.       INTRODUCTION...................................................................................14
         B.       UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN).........................................14
                  1.       ADMINISTRATIVE CLAIMS.................................................................14
                  2.       PRIORITY TAX CLAIMS...................................................................14
         C.       UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO
                  VOTE)..........................................................................................14
                  1.       CLASS 1:  LENDER SECURED CLAIMS.......................................................14
                  2.       CLASS 3 INTERCOMPANY CLAIMS...........................................................14
                  3.       CLASS 5:  EQUITY SECURITIES INTERESTS.................................................14
         D.       IMPAIRED CLASSES OF  CLAIMS AND INTERESTS (CLASS 2 IS ENTITLED TO VOTE ON THE PLAN)............14
                  1.       CLASS 2:  SENIOR NOTE CLAIMS..........................................................14
                  2.       CLASS 4 INSIDER CLAIMS................................................................15
                  3.       CLASS 5:  EQUITY SECURITIES INTERESTS.................................................15



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


ARTICLE III. TREATMENT OF CLAIMS AND INTERESTS...................................................................15
         A.       UNCLASSIFIED CLAIMS............................................................................15
                  1.       ADMINISTRATIVE CLAIMS.................................................................15
                  2.       PRIORITY TAX CLAIMS...................................................................15
         B.       UNIMPAIRED CLASSES OF CLAIMS...................................................................16
                  1.       CLASS 1:  LENDER SECURED CLAIMS.......................................................16
                  2.       CLASS 3:  INTERCOMPANY CLAIMS.........................................................16
                  3.       CLASS 5:  EQUITY SECURITIES INTEREST..................................................16
         C.       IMPAIRED CLASSES OF CLAIMS.....................................................................16
                  1.       CLASS 2:  SENIOR NOTE CLAIMS..........................................................16
                  2.       CLASS 4: INSIDER CLAIMS...............................................................17
                  3.       CLASS 5:  EQUITY SECURITIES INTEREST..................................................17
         D.       SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS..................................................17

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN.................................................................17
         A.       CONTINUED CORPORATE EXISTENCE..................................................................17
         B.       CORPORATE ACTION...............................................................................17
                  1.       CANCELLATION OF SENIOR NOTES AND SENIOR NOTE INDENTURE................................17
                  2.       AMENDED CERTIFICATE OF INCORPORATION AND BY-LAWS......................................18
                  3.       OTHER GENERAL CORPORATE MATTERS.......................................................18
         C.       RESTRUCTURING TRANSACTIONS.....................................................................19
                  1.       NEW SECURITIES........................................................................19
         D.       DIRECTORS AND OFFICERS.........................................................................19
         E.       REVESTING OF ASSETS............................................................................19
         F.       PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS..............................20
         G.       EXCLUSIVITY PERIOD.............................................................................20
         H.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS...................................................20
         I.       EXEMPTION FROM CERTAIN TRANSFER TAXES..........................................................20

ARTICLE V. ACCEPTANCE OR REJECTION OF THE PLAN...................................................................21
         A.       CLASSES ENTITLED TO VOTE.......................................................................21
         B.       ACCEPTANCE BY IMPAIRED CLASSES.................................................................21

ARTICLE VI. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN..................................................21

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS..................................................................21
         A.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE CONSUMMATION DATE...................................21
         B.       INTEREST ON CLAIMS.............................................................................22
         C.       DISBURSING AGENT...............................................................................22
         D.       SURRENDER OF SECURITIES OR INSTRUMENTS.........................................................22
         E.       INSTRUCTIONS TO DISBURSING AGENT...............................................................23
         F.       SERVICES OF INDENTURE TRUSTEES, AGENTS, AND SERVICERS..........................................23
         G.       RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF DEBT SECURITIES....................................23
         H.       MEANS OF CASH PAYMENT..........................................................................23
         I.       DELIVERY OF DISTRIBUTIONS......................................................................23
         J.       FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS...................................................24
         K.       WITHHOLDING AND REPORTING REQUIREMENTS.........................................................24


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


         L.       CALCULATION OF DISTRIBUTION AMOUNTS OF NEW COMMON STOCK........................................24
         M.       SETOFFS........................................................................................24

ARTICLE VIII. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS.............................25
         A.       OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS..................................................25
         B.       NO DISTRIBUTIONS PENDING ALLOWANCE.............................................................25
         C.       DISTRIBUTION RESERVE...........................................................................25
         D.       DISTRIBUTIONS AFTER ALLOWANCE..................................................................25

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN....................................26
         A.       CONDITIONS TO CONFIRMATION.....................................................................26
         B.       CONDITIONS TO CONSUMMATION.....................................................................26
         C.       WAIVER OF CONDITIONS...........................................................................29

ARTICLE X. MODIFICATIONS AND AMENDMENTS..........................................................................29

ARTICLE XI. RETENTION OF JURISDICTION............................................................................29

ARTICLE XII. COMPROMISES AND SETTLEMENTS.........................................................................31

ARTICLE XIII. MISCELLANEOUS PROVISIONS...........................................................................31
         A.       BAR DATES FOR CERTAIN CLAIMS...................................................................31
                  1.       ADMINISTRATIVE CLAIMS:  SUBSTANTIAL CONTRIBUTION CLAIMS...............................31
                  2.       PROFESSIONAL FEE CLAIMS...............................................................31
         B.       PAYMENT OF STATUTORY FEES......................................................................32
         C.       SEVERABILITY OF PLAN PROVISIONS................................................................32
         D.       SUCCESSORS AND ASSIGNS.........................................................................32
         E.       RELEASES AND SATISFACTION OF SUBORDINATION RIGHTS..............................................32
         F.       DISCHARGE OF THE DEBTOR........................................................................33
         G.       COMMITTEE......................................................................................33
         H.       EXCULPATION AND LIMITATION OF LIABILITY........................................................33
         I.       PERMANENT INJUNCTION...........................................................................34
         J.       RELEASES.......................................................................................34
         K.       BINDING EFFECT.................................................................................34
         L.       REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION....................................................34
         M.       PLAN SUPPLEMENT................................................................................35
         N.       NOTICES........................................................................................35
         O.       INDEMNIFICATION OBLIGATIONS....................................................................36
         P.       PREPAYMENT.....................................................................................36
         Q.       TERM OF INJUNCTIONS OR STAY....................................................................36
         R.       REGISTRATION RIGHTS AGREEMENT..................................................................37
         S.       HART-SCOTT-RODINO COMPLIANCE...................................................................37
         T.       ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST................................37
         U.       GOVERNING LAW..................................................................................38

                                  INTRODUCTION

         Nutritional Sourcing Corporation ("NSC" or the "Debtor") hereby proposes the following reorganization plan (the "Plan") for the resolution of its outstanding creditor Claims (as that term is defined herein) and equity Interests. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtor's history, business, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Securities to be issued under the Plan. The Debtor is the proponent of this Plan within the meaning of Section 1129 of the Bankruptcy Code (as that term is defined herein).

         This Plan is comprised of two plans. Under the first plan, referred to in the Plan as the Primary Plan, holders of unsecured Claims against the Debtor will receive consideration consisting of cash and notes, and the existing equity holder will retain its stock in the Debtor. Under the second plan, referred to in the Plan as the Alternative Plan, the holders of unsecured Claims against the Debtor will receive consideration consisting of alternative notes and 100% of the newly issued common stock in the Debtor. The Alternative Plan can only be implemented if the Debtor fails to achieve any of the Benchmarks and the Committee issues the Direction Letter. A vote on the Plan is a vote on both the Primary Plan and the Alternative Plan. Each term that is capitalized in this paragraph is defined in the Plan.

         All holders of Claims and Interests are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and those restrictions on modifications set forth in Article X of this Plan, the Debtor reserves the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

                                   ARTICLE I.

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

A. SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article 1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number. The masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B. DEFINITIONS

         1.1 "Additional Cash Consideration" means $1.5 million deposited by one of the Operating Subsidiaries into the Deposit Account on each Deposit Date, proof of such deposit shall be provided by the Debtor to the Committee within two (2) Business Days after each deposit is made.

         1.2 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of the Debtor, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code.

         1.3 "Allowed Claim" means a Claim or any portion thereof (a) as to which no objection to allowance or request for estimation has been interposed on or before the Consummation Date or the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, Bankruptcy Rules, or the Bankruptcy Court, (b) as to which any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, (c) that has been allowed by a Final Order, (d) as to which the liability of the Debtor, and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court, or (e) that is expressly allowed in a liquidated amount in the Plan; PROVIDED, HOWEVER, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely request for payment has been made in accordance with
Article XIII.A.1 of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtor (1) has not interposed a timely objection or (2) has interposed a timely objection and such objection has been settled, waived through payment. or withdrawn, or has been denied by a Final Order.

         1.4 "Allowed" means when used in reference to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

         1.5 "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

         1.6 "Allowed Class . . . Interest" means an Interest in the particular Class described (a) that has been allowed by a Final Order, (b) for which (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or (c) that is expressly allowed in the Plan.

         1.7 "Alternative Plan" means, in the event the Committee issues the Direction Letter, an alternative plan that will result in the holders of Class 2 Claims receiving the Alternative Plan Consideration, and the holder of the Class 5 Interest receiving nothing on account of its Equity Interests.

         1.8 "Alternative Plan Consideration" means (i) the Alternative Plan Notes and (ii) 100% of the New Common Stock.

         1.9 "Alternative Plan Notes" means the 12% Alternative Plan Notes due 2009 of the Reorganized Debtor, in the aggregate principal amount not to exceed $125 million, secured by the Subordinated Lien and the Subordinated Stock Pledge, to be issued and distributed pursuant to the Alternative Plan on the Distribution Date and governed by the terms of the New Senior Note Indenture, as more fully described in Article VI hereof; provided that the drawn amount on the effective date of the Alternative Plan under the new loan facility for the Operating Subsidiaries shall not exceed $35 million (net of excess cash).

         1.10 "Amended Certificate of Incorporation and Bylaws of NSC" means the Reorganized Debtor's certificate of incorporation and bylaws in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form of Exhibit A to the Plan.

         1.11 "Ballot" means each of the ballot forms distributed to each holder of an Impaired Claim or Interest on which the holder is to indicate acceptance or rejection of this Plan.

         1.12 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

         1.13 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

         1.14 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

         1.15 "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing proofs of Claim against the Debtor.

         1.16 "Benchmarks" means the requirement that the Debtor (i) obtain an order approving the Disclosure Statement on or before April 14, 2003, (ii) obtain the Confirmation Order on or before May 30, 2003, (iii) obtain a commitment letter for a New Loan Facility on or before July 31, 2003, (iv) replenish the Deposit Account if a Cash Usage Event has occurred on or before the Consummation Date, and (v) consummate the Plan on or before the Consummation Deadline.

         1.17 "Benchmark Default" means (i) the Debtor's failure to achieve any one of the Benchmarks or (ii) the Debtor's or Existing Equity's breach of any material obligation under the Exclusivity Order.

         1.18 "Budget" means the budget provided to the Committee dated December 27, 2003, as such budget may be supplemented from time to time, after providing three Business Days notice to the Committee of such supplemental budget and the rationale therefore.

         1.19 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

         1.20 "Cash" means legal tender of the United States or equivalents thereof.

         1.21 "Cash Consideration" means $51 million, a portion of which shall consist of the Equity Contribution.

         1.22 "Cash Usage Event" means, after the Debtor has complied with the Required Procedures, the Operating Subsidiaries, in their business judgment, use some or all of the cash in the Deposit Account prior to the Consummation Date for an unanticipated expense that is not included in the Budget but is required for the operation of such subsidiary's business.

         1.23 "Chapter 11 Case" means the Chapter 11 case of NSC.

         1.24 "Claim" means a claim against the Debtor, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

         1.25 "Class" means a category of holders of Claims or Interests, as described in Article II below.

         1.26 "Collateral" means any property or interest in property of the Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.27 "Committee" means the committee of unsecured Creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

         1.28 "Common Stock" means NSC common stock, par value $.01 per share, together with any options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock, including, but not limited to, the Stock Options and Warrants.

         1.29 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

         1.30 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

         1.31 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

         1.32 "Consummation Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Article IX.B hereof have been satisfied or waived as provided in Article IX.C hereof and is the effective date of the Plan.

         1.33 "Consummation Deadline" means the earlier of the Consummation Date and September 30, 2003.

         1.34 "Credit Documents" means, collectively (a) the Loan and Security Agreement; (b) the Extension Documents; (c) each other security agreement or pledge agreement entered into pursuant to the Loan and Security Agreement or other documents designated as a "Credit Document" in the Loan and Security Agreement, and (d) each other agreement that creates or purports to create or perfect a Lien in favor of the Lender.

         1.35 "Credit Parties" means Debtor, Pueblo, PEI, Xtra Super Foods Centers, Inc., Xtra Merger Corporation, Caribad, Inc., and All Truck, Inc.

         1.36 "Creditor" means any Person who holds a Claim against the Debtor.

         1.37 "Debtor" means NSC, including in its capacity as debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

         1.38 "Deposit Account" means a segregated bank account established by one of the Operating Subsidiaries into which each payment of Additional Cash Consideration shall be deposited. If the Alternative Plan is consummated, the Deposit Account shall remain property of the Operating Subsidiaries.

         1.39 "Deposit Date" means the fifth Business Day following the last day of each four (4) week accounting period commencing with the accounting period ending on January 25, 2003 and terminating on the date the Plan is consummated; PROVIDED that if the Plan is to be consummated prior to the Deposit Date in any four (4) week accounting period, the Debtor shall cause a pro rata deposit with respect to such period to be made into the Deposit Account immediately prior to the date on which the Plan is consummated.

         1.40 "Direction Letter" means a letter dated on or after the date of a Benchmark Default addressed to counsel to the Debtor from counsel to the Committee informing the Debtor that the Committee has determined to proceed with the Alternative Plan.

         1.41 "Disbursing Agent" means the Reorganized Debtor or any party designated by the Reorganized Debtor, in its sole discretion, to serve as a disbursing agent under the Plan.

         1.42 "Disclosure Statement" means the written disclosure statement that relates to the Plan, dated January 31, 2003, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

         1.43 "Disputed Claim" means any Claim not otherwise Allowed or paid pursuant to the Plan or an order of the Bankruptcy Court (a) which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, (b) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim was not timely or properly filed, (c) proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent,
(d) that is disputed in accordance with the provisions of this Plan, or (e) as to which the Debtor has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; PROVIDED, HOWEVER, that for purposes of determining whether a particular Claim is a Disputed Claim prior to the expiration of any period of limitation fixed for the interposition by the Debtor of objections to the allowance of Claims, any Claim that is not identified by the Debtor as an Allowed Claim shall be deemed a Disputed Claim.

         1.44 "Distribution Date" means the date, occurring as soon as practicable after the Consummation Date, upon which distributions are made by the Reorganized Debtor to holders of Administrative, Priority Tax, and Classes 1 and 2 Claims; PROVIDED, HOWEVER, that in no event shall the Distribution Date occur later than twenty (20) Business Days after the Consummation Date.

         1.45 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the fifth (5th) Business Day following the Confirmation Date.

         1.46 "Distribution Reserve" means the reserve, if any, established and maintained by the Reorganized Debtor, into which the Reorganized Debtor shall deposit the amount of Cash or other property that would have been distributed by the Reorganized Debtor on the Distribution Date to holders of (a) Disputed Claims, (b) contingent liquidated Claims, if such Claims had been undisputed or noncontingent Claims on the Distribution Date, pending (i) the allowance of such Claims, (ii) the estimation of such Claims for purposes of allowance or (iii) the realization of the contingencies, and (c) unliquidated Claims, if such Claims had been liquidated on the Distribution Date, such amount to be estimated by the Bankruptcy Court or agreed upon by the Debtor or Reorganized Debtor, as the case may be, and the holders thereof as sufficient to satisfy such unliquidated Claim upon such Claim's (x) allowance, (y) estimation for purposes of allowance, or (z) liquidation, pending the occurrence of such estimation or liquidation.

         1.47 "Equity Contribution" means Existing Equity's contribution to the Cash Consideration in amount not to be less than $15 million.

         1.48 "Equity Securities" means, collectively, the Common Stock, Stock Options, and Warrants, together with any options, warrants, or rights, contractual or otherwise, to acquire or receive any such stock or ownership interests, including, but not limited to, the Options, the Warrants and any contracts or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares of stock or other ownership interests in NSC.

         1.49 "Estate" means the estate of NSC in the Chapter 11 Case, created pursuant to Section 541 of the Bankruptcy Code.

         1.50 "Excess Prepayment Penalty" means Existing Equity's obligation to pay any prepayment penalty on account of a change of control owed to Successor Lender in excess of $2.4 million if the Excess Prepayment Penalty becomes due and owing on account of (A) Existing Equity's decision not to make the Equity Contribution or (B) the Debtor's failure to achieve any Benchmark. Existing Equity's obligation to pay the Excess Prepayment Penalty terminates on July 30, 2003.

         1.51 "Excess Prepayment Penalty Exceptions" means the following exceptions, upon the occurrence of which Existing Equity shall have no obligation to pay the Excess Prepayment Penalty: (i) the Committee's failure to issue a Direction Letter by July 30, 2003, (ii) the Successor Lender's waiver of its right to receive the Excess Prepayment Penalty or otherwise declines to enforce the prepayment penalty provision related to a change of control; or
(iii) the Debtor's failure to achieve any Benchmark; provided that such failure is caused by, or is the result of, (1) an objection filed by any creditor to the Disclosure Statement, the Plan, or any other motion or document related thereto; or (2) the incapacitation or unavailability of the bankruptcy judge, or a natural disaster, terrorist attack or any other act of a similar type or nature that renders it impossible for the Bankruptcy Court to timely rule on the Disclosure Statement or the Plan.

         1.52 "Existing Equity" means the holder of the Equity Securities as of the Petition Date.

         1.53 "Exclusivity Order" means that certain order entered by the Bankruptcy Court on January 28, 2003 granting the Debtor's motion pursuant to section 1121(d) of the Bankruptcy Code for an order extending the Debtor's exclusive periods to file a plan and submit acceptances thereof.

         1.54 "Extension Agreement" means that certain Extension and Modification Agreement by and between the Credit Parties and Successor Lender dated January 31, 2003, as such agreement may be amended and supplemented from time to time thereafter.

         1.55 "Extension Documents" means the Extension Agreement, that certain Guarantee executed by the Debtor in favor of Successor Lender, that certain Guarantor General Security Agreement executed by Debtor in favor of the Successor Lender and all other documents required by Successor Lender to secure the Credit Parties' payment of their obligations under the Extension Agreement and perfect Successor Lender's security interest in the Collateral granted to it in the Extension Documents.

         1.56 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         1.57 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.58 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

         1.59 "Indenture Trustee" means The Bank of New York or its successor, in either case in its capacity as indenture trustee pursuant to the Senior Note Indenture.

         1.60 "Insider" means any (i) director, officer, or person in control of the Debtor or Existing Equity or (ii) relative of a director, officer, or person in control of the Debtor or Existing Equity.

         1.61 "Insider Claims" means any Claim by any Insider against the Debtor.

         1.62 "Initial Lenders" means Bank of Nova Scotia and Bank of America, N.A. f/k/a Nationsbank, N.A. South.

         1.63 "Intercompany Claims" means any Claim by any of the Operating Subsidiaries against the Debtor.

         1.64 "Intercompany Liens" means those liens granted by Pueblo to the Debtor (i) pursuant that certain Pledge Agreement dated July 28, 1993, as amended by that certain Amendment to Pledge Agreement dated April 29, 1997 on certain real estate to secure certain subordinated intercompany real estate notes and (ii) that certain Personal Property Mortgage and Affidavit dated July 28, 1993, as amended by that certain Amendment to Personal Property Mortgage dated April 19, 1997 to secure certain intercompany notes.

         1.65 "Intercreditor Agreement" means that certain intercreditor agreement dated as of the Consummation Date by and among the Reorganized Debtor, the Operating Subsidiaries, the New Indenture Trustee and the New Lender, which intercreditor agreement shall be in the form of the intercreditor agreement to be included as Exhibit C to the Plan.

         1.66 "Interest" means (a) the legal, equitable, contractual and other rights of any Person with respect to Common Stock, Stock Options, Warrants, or any other Equity Securities of NSC and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

         1.67 "Lender Secured Claims" means the Secured Claims of the Lender under the Loan and Security Agreement and the Extension Documents.

         1.68 "Lender" means Successor Lender as successor to the Initial
Lenders.

         1.69 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.70 "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or the Estate may hold against any Person, which are to be retained by the Reorganized Debtor pursuant to Article IV.F of this Plan.

         1.71 "Loan and Security Agreement" means the Loan and Security Agreement, dated as of April 27, 1997, among NSC, as borrower, and the Initial Lenders as amended and supplemented from time to time thereafter and as amended and supplemented by the Extension Agreement.

         1.72 "New Common Stock" means 1,000,000 shares of common shares of the Reorganized Debtor authorized under ARTICLE IV of the Plan.

         1.73 "New Indenture Trustee" means the indenture trustee under the New Senior Note Indenture.

         1.74 "New Lender" means the lender(s) under the New Loan Facility.

         1.75 "New Loan Facility" means a new loan facility to replace the Loan and Security Agreement, pursuant to which the New Lender shall have agreed to provide the Operating Subsidiaries binding commitments for approximately $70 million (including a $5 million letter of credit sub-limit)(but in no event shall such facility exceed $80 million without the prior written consent of the Committee) in working capital and term loans, which loans shall be secured by the granting on the Effective Date of a perfected security interest in all personal, mixed and real property of each borrower and guarantor a party to the New Loan Facility (subject to certain permitted liens and other exceptions reasonably satisfactory to the New Lender).

         1.76 "New Securities" means either (A) the New Senior Notes or (B) if the Direction Letter has been issued, the Alternative Plan Consideration, in either case to be issued to the Indenture Trustee, for the ratable benefit of all holders of Allowed Class 2 Senior Note Claims pursuant to Article III.C.1 of the Plan.

         1.77 "New Senior Note Indenture" means the indenture to be entered into between the Reorganized Debtor and the New Indenture Trustee, under which the New Senior Notes or the Alternative Notes, as the case may be, shall be issued which indenture shall (i) contain, with respect to the New Senior Notes, certain covenants and events of default similar to the existing covenants and events of default in the Senior Note Indenture, subject to adjustment on account of the Debtor's projections with a reasonable cushion; PROVIDED that no such covenant or event of default shall conflict or be more onerous then those covenants or events of default set forth in the New Loan Facility and PROVIDED FURTHER that an event of default under the New Loan Facility shall be an event of default under the New Senior Note Indenture, (ii) contain, with respect to the New Senior Notes, certain call premium provisions requiring that the Reorganized Debtor pay the holders of the New Senior Notes (a) 102% of the original principal amount of the New Senior Notes if the New Senior Notes are redeemed on or before the first anniversary of the Consummation Date and (b) 101% of the original principal amount of the New Senior Notes if such notes are redeemed during the period after the first anniversary of the Consummation Date and on or before the second anniversary of the Consummation Date, and (iii) be substantially in the form of the indenture to be included as Exhibit B to the Plan.

         1.78 "New Senior Notes" means the 10.125% Senior Notes due 2009 of the Reorganized Debtor, in the aggregate principal amount of $90 million, secured by the Subordinated Lien and the Subordinated Stock Pledge, to be issued and distributed pursuant to the Plan on the Distribution Date and governed by the terms of the New Senior Note Indenture, as more fully described in Article VI hereof.

         1.79 "NSC" means Nutritional Sourcing Corporation.

         1.80 "Operating Subsidiaries" means Pueblo, PEI and each of their subsidiaries and affiliates.

         1.81 "PEI" means Pueblo Entertainment, Inc., a Delaware corporation.

         1.82 "Person" means an individual, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agreed or political subdivision thereof) or other entity of any kind.

         1.83 "Petition Date" means the date on which an involuntary petition for relief commencing the Chapter 11 Case was filed against NSC.

         1.84 "Plan" means this Chapter 11 reorganization plan for NSC (including the Primary Plan and the Alternative Plan) and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

         1.85 "Plan Supplement" means the compilation of documents and forms of documents specified in the Plan which will be filed with the Bankruptcy Court not later than ten (10) days prior to (a) the Confirmation Date or (b) if the Direction Letter was issued, the Consummation Date.

         1.86 "Primary Plan"means a plan that will result in the holders of Class 2 Claims receiving the Primary Plan Consideration, and the holder of the Class 5 Interest retaining its Equity Interests in exchange for the Equity Contribution.

         1.87 "Primary Plan Consideration"means (i) Total Cash Consideration and
(ii) the New Senior Notes.

         1.88 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

         1.89 "Professional" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b)(4) of the Bankruptcy Code.

         1.90 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Consummation Date.

         1.91 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

         1.92 "Pueblo" means Pueblo International LLC, a Delaware corporation.

         1.93 "Registration Rights Agreement" means an agreement to be entered into, if the Alternative Plan is consummated, by the Reorganized Debtor and certain holders of Senior Note Claims with respect to the New Common Stock, substantially in the form of Exhibit D to the Plan.

         1.94 "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; PROVIDED, HOWEVER, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

         1.95 "Released Parties"means the Debtor, the Reorganized Debtor, the Committee, the Lender, holders of Claims and Interests, the Indenture Trustee and their respective current and former members, officers, directors, partners, limited partners, common shareholders, controlling persons, employees, agents, advisors, representatives, attorneys, accountants, financial advisors, professionals and affiliates and any and all current and former members, officers, directors, partners, limited partners, common shareholders, controlling persons, employees, agents, advisors, representatives, attorneys, accountants, financial advisors, professionals and affiliates of the foregoing.

         1.96 "Reorganized Debtor" means reorganized NSC, on and after the Consummation Date.

         1.97 "Required Procedures" means that the Debtor shall (i) provide the Committee with three (3) Business Days notice prior to using funds in the Deposit Account (ii) replenish the Deposit Account as soon as possible after a Cash Usage Event, but in no event later than the Consummation Date; (iii) update the Committee as to the status of the Deposit Account upon the earlier of (a) the Committee's reasonable request and (b) the Update Calls.

         1.98 "Restructuring" means, collectively, the transactions and transfers described in Article IV of this Plan.

         1.99 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by NSC as such schedules or statements may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

         1.100 "Secured Claim" means a Claim that is secured by a security interest in or lien upon property, or the proceeds of the sale of such property, in which the Debtor has an interest, to the extent of the value, as of the Consummation Date or such later date as is established by the Bankruptcy Court, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to Section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor or Reorganized Debtor and the holder of such Claim.

         1.101 "Securities Act" means the Securities Act of 1933, 15 U.S.C.ss.ss. 77a-77aa, as now in effect or hereafter amended.

         1.102 "Senior Note Claim" means a Claim of a Senior Note Holder arising under or on an account of the Senior Notes.

         1.103 "Senior Note Holder" means a holder of Senior Notes.

         1.104 "Senior Note Indenture" means collectively (i) the indenture, dated July 18, 1993, between NSC and the Indenture Trustee, and (ii) the indenture, dated April 29, 1997, between NSC and the Indenture Trustee, pursuant to which the Senior Notes were issued.

         1.105 "Senior Notes" means the 9.5% Senior Notes Due August 1, 2003 of NSC, issued and outstanding under the Senior Note Indenture.

         1.106 "Setoff Claim" means a Claim, against the Debtor, of a holder that has a valid right of setoff with respect to such Claim, which right is enforceable under Section 553 of the Bankruptcy Code as determined by a Final Order or as otherwise agreed in writing by the Debtor, to the extent of the amount subject to such right of setoff.

         1.107 "Stock Options" means the outstanding options to purchase Common Stock, as of the Petition Date, if any.

         1.108 "Subordinated Lien" means a lien on the Intercompany Lien, which lien shall be subordinate to the secured claims of the New Lender to the extent provided in the Intercreditor Agreement and the unsecured claims of the Operating Subsidiaries' trade creditors.

         1.109 "Subordinated Stock Pledge" means a pledge of the stock of Pueblo and PEI, which stock pledge shall be junior in priority to the pledge of such stock to the New Lender to the extent provided in the Intercreditor Agreement.

         1.110 "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to Section 503(b)(3), (4), or (5) of the Bankruptcy Code.

         1.111 "Successor Lender" means Westernbank Puerto Rico or its successors and assigns.

         1.112 "Total Cash Consideration" means an amount of cash equal to the sum of the Cash Consideration and the Additional Cash Consideration.

         1.113 "Unimpaired Claim" means a Claim that is not an Impaired Claim.

         1.114 "Update Calls" means a call at least once every fourteen (14) days by the Debtor to the Committee or its professionals whereby the Debtor will
(i) update the Committee on the status of the negotiations with respect to the New Loan Facility and (ii) if a Cash Usage Event has occurred, when the Debtor anticipates that the Deposit Account will be replenished.

         1.115 "Warrants" means the outstanding warrants to purchase Common Stock, as of the Petition Date, if any.

C. RULES OF INTERPRETATION

         1. GENERAL

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document's being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

         2. RULE OF "CONTRA PROFERENTUM" NOT APPLICABLE

         This Plan is the product of extensive discussions and negotiations between and among, INTER ALIA, the Debtor, the Committee, and certain other creditors and constituencies. Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of or (b) was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as "CONTRA PROFERENTUM" shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, or any contract, instrument, release, indenture, or other agreement or document generated in connection therewith.

D. COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

                                  ARTICLE II.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

A. INTRODUCTION

         All Claims and Interests, Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

         A Claim or Interest is placed in a particular Class only to the extent that a Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Consummation Date.

B. UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

         1. ADMINISTRATIVE CLAIMS

         2. PRIORITY TAX CLAIMS

C. UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE)

         1. CLASS 1: LENDER SECURED CLAIMS

         Class 1 consists of all Claims against NSC, secured by and to the extent of the value (as of the Petition Date), if any, of the Collateral securing such Claims directly or indirectly arising from or under, or relating in any way to, the Credit Documents.

         2. CLASS 3 INTERCOMPANY CLAIMS

         Class 3 consists of all Intercompany Claims.

         3. CLASS 5: EQUITY SECURITIES INTERESTS

         Class 5 consists of, with respect to the Primary Plan, all Interests in NSC directly or indirectly arising from or under, or relating in any way to, any of the Equity Securities of NSC.

D. IMPAIRED CLASSES OF CLAIMS AND INTERESTS (CLASS 2 IS ENTITLED TO VOTE ON THE PLAN)

         1. CLASS 2: SENIOR NOTE CLAIMS

         Class 2 consists of all Senior Note Claims against NSC. Notwithstanding anything contained in this Plan to the contrary, the Class 2 Senior Note Claims shall be deemed Allowed Class 2 Senior Note Claims in the aggregate amount of $187.3 million.

         2. CLASS 4 INSIDER CLAIMS

         Class 4 consists of all Insider Claims.

         3. CLASS 5: EQUITY SECURITIES INTERESTS

         Class 5 consists of, with respect to the Alternative Plan, all Interests in NSC directly or indirectly arising from or under, or relating in any way to, any of the Equity Securities of NSC.

                                  ARTICLE III.

                        TREATMENT OF CLAIMS AND INTERESTS

A. UNCLASSIFIED CLAIMS

         1. ADMINISTRATIVE CLAIMS

         Except as otherwise provided for herein, and subject to the requirements of Article XIII.A.1 hereof, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between the Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the Debtor and such holder shall have agreed upon in writing.

         2. PRIORITY TAX CLAIMS

         On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) Cash payments over time in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim plus interest on the unpaid portion thereof at the interest rate available on ninety
(90) day United States Treasuries from the Consummation Date through the date of payment thereof, or (c) such other treatment as to which NSC and such holder shall have agreed upon in writing. Cash payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on or before the first anniversary of the Consummation Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; PROVIDED, HOWEVER, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon thereafter as is practicable together with any accrued and unpaid interest to the date of payment; and PROVIDED FURTHER, that that Debtor reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and PROVIDED FURTHER, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Consummation Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

B. UNIMPAIRED CLASSES OF CLAIMS

         1. CLASS 1: LENDER SECURED CLAIMS

         On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class 1 Lender Secured Claim becomes an Allowed Class 1 Lender Secured Claim, or (iii) the date such Class 1 Lender Secured Claim becomes payable pursuant to any agreement between NSC or the Operating Subsidiaries and the holder of such Class 1 Lender Secured Claim, each holder of an Allowed Class 1 Lender Secured Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Lender Secured Claim (a) cash from the Operating Subsidiaries equal to the unpaid portion of such Allowed 1 Lender Secured Claim, including accrued but unpaid interest at the contract rate through the date of payment, or
(b) such other treatment as to which NSC and such holder shall have agreed upon in writing.

         2. CLASS 3: INTERCOMPANY CLAIMS

         On the Effective Date, each holder of an Allowed Class 3 Intercompany Claim shall have its Claim Reinstated.

         3. CLASS 5: EQUITY SECURITIES INTEREST

         Pursuant to the Primary Plan, each holder of an Allowed Equity Securities Interest shall retain such Equity Securities Interest.

C. IMPAIRED CLASSES OF CLAIMS

         1. CLASS 2: SENIOR NOTE CLAIMS

         (a) On, or as soon as reasonably practicable after, the Distribution Date, the Debtor or the Reorganized Debtor, as the case may be, shall distribute to the Indenture Trustee, for the ratable benefit of the holders of Allowed Class 2 Senior Note Claims, and in full satisfaction, settlement, release, and discharge of and in exchange for all such Allowed Class 2 Senior Note Claims, either (A) Primary Plan Consideration or (B) if the Direction Letter has been issued, the Alternative Plan Consideration. The Indenture Trustee shall, in accordance with the terms of the Senior Note Indenture, promptly distribute to each holder of an Allowed Class 2 Senior Note Claim, as of the Distribution Record Date, such holder's Pro Rata share of the Total Cash Consideration and the New Senior Notes or the Alternative Plan Consideration, as the case may be.

         (b) Any holder of an Allowed Class 2 Senior Note Claim that casts a vote in favor of the Plan shall be deemed to have consented to the Committee exercising its right to issue or withdraw any Direction Letter.

         2. CLASS 4: INSIDER CLAIMS

         Each holder of Class 4 Insider Claim shall not receive a distribution on account of such Insider Claim and all such Insider Claims, if any, shall be deemed to be disallowed. Each holder of a Class 4 Insider Claim is deemed to reject the Plan.

         3. CLASS 5: EQUITY SECURITIES INTEREST

         Pursuant to the Alternative Plan, each holder of an Allowed Equity Securities Interest shall not receive a distribution on or account of such Equity Securities Interest and all such Equity Securities Interests shall be cancelled. Each holder of a Class 5 Equity Securities Claim is deemed to reject the Alternative Plan.

D. SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

         Except as otherwise provided in the Plan, nothing shall affect the Debtor's or Reorganized Debtor's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to Setoff Claims or recoupments against Unimpaired Claims.

                                  ARTICLE IV.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A. CONTINUED CORPORATE EXISTENCE

         NSC shall continue to exist after the Consummation Date as a separate corporate entity, in accordance with the laws of the State of Delaware, and pursuant to its certificate of incorporation and bylaws in effect prior to the Consummation Date, except to the extent such certificate of incorporation and by laws are amended by this Plan.

B. CORPORATE ACTION

         1. CANCELLATION OF SENIOR NOTES AND SENIOR NOTE INDENTURE

         On the Consummation Date, except as otherwise provided for herein, (i) the Senior Notes and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor, shall be canceled, and (ii) the obligations of the Debtor under any agreements, indentures or certificates of designations governing the Senior Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor, shall be discharged; PROVIDED, HOWEVER, that each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent, or a servicer shall continue in effect solely for the purposes of (i) allowing such indenture trustee, agent, or servicer to make the distributions be made on account of such Claims under the Plan as provided in
Article III hereof and (ii) permitting such indenture trustee, agent, or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement; PROVIDED, FURTHER, that the provisions of clause (ii) of this paragraph shall not affect the discharge of the Debtor's liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to the Reorganized Debtor. The Reorganized Debtor shall not have any obligations to any indenture trustee, agent or servicer (or to any Disbursing Agent replacing such indenture trustee, agent or servicer) for any fees, costs or expenses; PROVIDED, HOWEVER, that nothing herein shall preclude such indenture trustee, agent or servicer (or any Disbursing Agent replacing such indenture trustee, agent or servicer) from being paid or reimbursed for pre-petition and post-petition fees, costs and expenses from the distributions until payment in full of such fees, costs or expenses that are governed by the respective indenture or other agreement in accordance with the provisions set forth therein.

         Any actions taken by an indenture trustee, an agent, or a servicer that are not for the purposes authorized in this Article IV.B.1 of the Plan shall not be binding upon the Debtor. Notwithstanding the foregoing, the Debtor may terminate any indenture or other governing agreement and the authority of any indenture trustee, agent, or servicer to act thereunder at any time, with or without cause, by giving five (5) days written notice of termination to the indenture trustee, agent, or servicer. If distributions under the Plan have not been completed at the time of termination of the indenture or other governing agreement, the Debtor shall designate a Disbursing Agent to act in place of the indenture trustee, agent, or servicer, and the provisions of this Article IV.B.1 shall be deemed to apply to the new distribution agent.

         2. AMENDED CERTIFICATE OF INCORPORATION AND BY-LAWS

         The certificate of incorporation and by-laws of the Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, (x) a provision prohibiting the issuance of non-voting equity securities, and if applicable (y) a provision as to the classes of securities issued pursuant to the Plan or thereafter possessing voting power, for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtor shall file with the Secretary of the State of Delaware in accordance with Sections 103 and 303 of the Delaware General Corporate Law, the applicable amended certificate of incorporation.

         3. OTHER GENERAL CORPORATE MATTERS

         On or after the Effective Date, the Reorganized Debtor will be authorized to take such action as is necessary under the laws of the State of Delaware, federal law and other applicable law to effect the terms and provisions of the Plan. Without limiting the foregoing, the issuance of the New Common Stock, the election and the appointment of directors or officers, and any other matter involving the corporate structure of the Reorganized Debtor shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the Delaware General Corporate Law without any requirement of further action by the stockholders or directors of the Debtor or the Reorganized Debtor.

C. RESTRUCTURING TRANSACTIONS

         1. NEW SECURITIES

                  (a) Authorization

         As of the Consummation Date, the issuance by the Reorganized Debtor of
(i) $90 million in principal amount of New Senior Notes or, (ii) if the Direction Letter has been issued, up to $125 million in principal amount of Alternative Plan Notes and 1,000,000 shares of New Common Stock, in each case are hereby authorized without further act or action under applicable law, regulation, order or rule.

                  (b) Issuance

         The New Senior Notes or the Alternative Plan Notes and the New Common Stock, as the case may be, authorized pursuant to Article IV.C.1 hereof shall be issued by the Reorganized Debtor pursuant to the Plan without further act or action under applicable law, regulation, order or rule.

D. DIRECTORS AND OFFICERS

         Under the Primary Plan, the directors and officers of the Debtor before the Consummation Date will serve as the initial directors and officers after the Consummation Date. If the Alternative Plan is consummated, the initial directors and officers of the Reorganized Debtor shall be determined by the Committee on or before the Consummation Date of the Alternative Plan. Those directors and officers of the Debtor, if any, who continue to serve after the Consummation Date shall not be liable to any Person for any Claim that arose prior to the Consummation Date in connection with such directors service to the Debtor, in their capacity as director. If the Alternative Plan is consummated, the Debtor's officers agree to cooperate with, and provide reasonable assistance to, the Committee and its designated senior management team. The board of directors of the Reorganized Debtor shall have the responsibility for the management, control, and operation of the Reorganized Debtor on and after the Consummation Date.

E. REVESTING OF ASSETS

         The property of the Estate, together with any property of the Debtor that is not property of the Estate and that is not specifically disposed of pursuant to the Plan, including, but not limited to, the Intercompany Liens, shall revest in the Reorganized Debtor on the Consummation Date and hereafter, the Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.

         The Reorganized Debtor, the Operating Subsidiaries, the New Indenture Trustee and the New Lender agree to enter into the Intercreditor Agreement which shall provide INTER ALIA, that any claims of the Reorganized Debtor and the New Indenture Trustee on account of the intercompany notes secured by the Intercompany Liens shall be subordinate to the secured claims of the New Lender and the unsecured claims of the Operating Subsidiaries' trade creditors.

Further, the Reorganized Debtor shall grant to the New Indenture Trustee, for the benefit of the New Senior Note holders, the Subordinated Lien.

         As of the Consummation Date, all property of the Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, the Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Consummation Date for professional fees and expenses.

F. PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS

         Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtor or the Estate may hold against any Person or entity. The Reorganized Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s)who hold such rights.

G. EXCLUSIVITY PERIOD

         Except as set forth in the Exclusivity Order, the Debtor shall retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Consummation Date.

H. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

         The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of NSC shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of NSC shall be authorized to certify or attest to any of the foregoing actions.

I. EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making of delivery of an instrument of transfer from the Debtor to the Reorganized Debtor or any other Person or entity pursuant to the Plan may not be taxed under any law imposing a stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                                   ARTICLE V.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A. CLASSES ENTITLED TO VOTE

         Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan, shall be entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan.

B. ACCEPTANCE BY IMPAIRED CLASSES

         An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if (i) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

                                  ARTICLE VI.

                             SECURITIES TO BE ISSUED
                           IN CONNECTION WITH THE PLAN

         On or before the Distribution Date, the Reorganized Debtor shall issue for distribution in accordance with the provisions of the Plan (A) the New Senior Notes or (B) if the Direction Letter is issued, the Alternative Plan Consideration, each for distribution pursuant to the provisions of the Plan or the Alternative Plan, as the case may be, and the New Senior Note Indenture. All securities to be issued will be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. The form of indenture governing the New Senior Notes shall be attached as an exhibit to the Plan.

                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A. DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE CONSUMMATION DATE

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Consummation Date shall be made on the Distribution Date, or as soon thereafter as practicable. The New Securities to be issued under this Plan shall be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. Distributions on account of Claims that first become Allowed Claims after the Consummation Date shall be made pursuant to Articles III, VII, and VIII of this Plan.

B. INTEREST ON CLAIMS

         Except for interest, fees and expenses owed and owing to the Lender pursuant to the Credit Documents, unless otherwise specifically provided by this Plan or the Confirmation Order, or by applicable bankruptcy law, post-petition interest shall not accrue and not be paid on Allowed Claims when due under the contract, agreement, or other instrument governing the terms and conditions of the obligation comprising such Allowed Claim. Post-petition interest shall accrue and be paid upon any Disputed Claim in respect of the period from the Consummation Date to the date a final distribution is made thereon, if and after such Disputed Claim becomes an Allowed Claim.

C. DISBURSING AGENT

         The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III and VIII hereof) except distributions to the holders of Allowed Class 2 Senior Note Claims, which distributions shall be deposited with the Indenture Trustee, who shall deliver such distributions to the holders of such Claims in accordance with the provisions of this Plan and the terms of the Senior Note Indenture.

         If the Disbursing Agent is an independent third party designated by the Reorganized Debtor to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtor on terms acceptable to the Reorganized Debtor. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtor.

D. SURRENDER OF SECURITIES OR INSTRUMENTS

         On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim on account of Senior Notes (a "Certificate") shall surrender such Certificate to the Indenture Trustee and such Certificate shall be cancelled. No distribution of property hereunder shall be made by the Indenture Trustee to any such holder unless and until such Certificate is received by the Indenture Trustee, or the unavailability of such Certificate is reasonably established to the satisfaction of the Indenture Trustee. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Indenture Trustee prior to the second (2nd) anniversary of the Consummation Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Reorganized Debtor notwithstanding any federal or state escheat laws to the contrary.

E. INSTRUCTIONS TO DISBURSING AGENT

         Prior to any distribution on account of an Allowed Class 2 Senior Note Claim, the Indenture Trustee shall instruct the Disbursing Agent, in a form and manner that the Disbursing Agent reasonably determines to be acceptable, of the names of the holders of Allowed Class 2 Senior Note Claims, and the face amount of New Senior Notes or, if the Direction Letter is issued, the Alternative Plan Notes, to be issued and distributed to or on behalf of such holders of Allowed Class 2 Senior Note Claims in exchange for properly surrendered Senior Notes.

F. SERVICES OF INDENTURE TRUSTEES, AGENTS, AND SERVICERS

         The services, with respect to consummation of the Plan, of indenture trustees, agents, and servicers under indentures and other agreements that govern the rights of holders of Claims, shall be as set forth in Article IV.B.1 and elsewhere in the Plan.

G. RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF DEBT SECURITIES

         At the close of business on the Distribution Record Date, the transfer ledgers for the Senior Notes shall be closed, and there shall be no further changes in the record holders of the Senior Notes. The Reorganized Debtor and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of such Senior Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

H. MEANS OF CASH PAYMENT

         Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

I. DELIVERY OF DISTRIBUTIONS

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or Indenture Trustee, as the case may be, (a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Debtor has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim, (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of the holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the appropriate indenture trustee, agent, or servicer is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee, agent, or servicer, shall be returned to the Reorganized Debtor until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second
(2nd) anniversary of the Consummation Date, after which date all unclaimed property shall revert to the Reorganized Debtor free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

J. FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS

         Any other provision of the Plan notwithstanding, payments of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, shall not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefor is made in writing to such Disbursing Agent, indenture trustee, agent, or servicer, as the case may be.

K. WITHHOLDING AND REPORTING REQUIREMENTS

         In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

L. CALCULATION OF DISTRIBUTION AMOUNTS OF NEW COMMON STOCK

         Under the Alternative Plan, no fractional shares of New Common Stock shall be issued or distributed under the Plan by Reorganized Debtor, or the Disbursing Agent. Each Person entitled to receive New Common Stock will receive the total number of whole shares of New Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock, the actual distribution of shares of such New Common Stock shall be rounded to the next higher or lower whole number as follows: (a) fractions 1/2 or greater shall be rounded to the next higher whole number, and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to the holder of a Class 2 Senior Note Claim shall be adjusted as necessary to account for the rounding provided for in this
Article VIII.K. No consideration shall be provided in lieu of fractional shares that are rounded down.

M. SETOFFS

         The Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the holder of such Claim; PROVIDED, HOWEVER, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any such claim that the Debtor or Reorganized Debtor may have against such holder.

                                 ARTICLE VIII.

                       PROCEDURES FOR RESOLVING DISPUTED,
                      CONTINGENT, AND UNLIQUIDATED CLAIMS

A. OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS

         As soon as practicable, but in no event later than sixty (60) days after the Consummation Date (unless extended by an order of the Bankruptcy Court), the Reorganized Debtor shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtor's right to object to Claims, if any, filed or amended more than sixty (60) days after the Consummation Date.

B. NO DISTRIBUTIONS PENDING ALLOWANCE

         Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

C. DISTRIBUTION RESERVE

         1. The Disbursing Agent shall withhold the Distribution Reserve from the Cash or other property (other than the New Senior Notes and Total Cash Consideration, or, if the Direction Letter is issued, the Alternative Plan Consideration, to be distributed to the Indenture Trustee for the ratable benefit of the holders of Allowed Class 2 Senior Notes Claims) to be distributed under the Plan. As to any Disputed Claim, upon a request for estimation by the Debtor, the Bankruptcy Court shall determine what amount is sufficient to withhold as the Distribution Reserve. The Debtor may request estimation for every Disputed Claim that is unliquidated and the Disbursing Agent shall withhold the Distribution Reserve based upon the estimated amount of such Claim as set forth in a Final Order. If the Debtor elects not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Disbursing Agent shall withhold the Distribution Reserve based upon the Face Amount of such Claim.

         2. If practicable, the Disbursing Agent shall invest any Cash that is withheld as the Distribution Reserve in a manner that shall yield a reasonable net return, taking into account the safety of the investment.

D. DISTRIBUTIONS AFTER ALLOWANCE

         The Reorganized Debtor or the Disbursing Agent, as the case may be, shall make payments and distributions from the Distribution Reserve to each holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such holder belongs. On the next succeeding interim distribution date after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any Cash or other property in the Distribution Reserve that would have been distributed on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim, any Cash or other property remaining in the Distribution Reserve shall become property of the Reorganized Debtor. All distributions made under Article VIII.D of the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim had been an Allowed Claim on the Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under Article VIII.D more frequently than once every 180 days or to make any individual payments in an amount less than $25.00.

                                  ARTICLE IX.

                    CONDITIONS PRECEDENT TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

A. CONDITIONS TO CONFIRMATION

         The Bankruptcy Court shall not enter the Confirmation Order unless and until (i) the Confirmation Order shall be reasonably acceptable in form and substance to the Debtor, the Lender and the Committee and (ii) the Confirmation Order includes a finding of fact that the Debtor, the Reorganized Debtor, the Committee, and their respective present and former members, officers, directors, employees, advisors, attorneys, and agents acted in good faith within the meaning of and with respect to all of the actions described in Section 1125(e) of the Bankruptcy Code and are therefore not liable for the violation of any applicable law, rule, or regulation governing such actions.

B. CONDITIONS TO CONSUMMATION

         The following are conditions precedent to the occurrence of the Consummation Date, each of which must be (i) satisfied or (ii) waived in accordance with Article IX.C. below:

         1. The Confirmation Order, in form and substance reasonably acceptable to the Debtor, the Lender and the Committee, confirming the Plan, as the same may have been modified, must have become a Final Order and must, among other things, provide that:

                  (a) the Debtor and Reorganized Debtor are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Restructuring or, if the Direction Letter is issued, the Alternative Plan;

                  (b) the provisions of the Confirmation Order are nonseverable and mutually dependent;

                  (c) the transfers of property by the Debtor (a) to the Reorganized Debtor (i) are or will be legal, valid, and effective transfers of property, (ii) vest or will vest the Reorganized Debtor with good title to such property free and clear of all Liens, charges, Claims, encumbrances, or Interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (iv) do not and will not subject the Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (b) to holders of Claims under the Plan are for good consideration and value and are in the ordinary course of the Debtor's business;

                  (d) except as expressly provided in the Plan, the Debtor is discharged effective upon the Confirmation Date from any "debt" (as that team is defined in Section 101(12) of the Bankruptcy Code), and the Debtor's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or obligation of the Debtor incurred before the Confirmation Date, or from any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                  (e) the Plan does not provide for the liquidation of all or substantially all of the property of the Debtor and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtor or the need for further financial reorganization; and

                  (f) the New Senior Notes or, if the Direction Letter is issued, the Alternative Plan Consideration, issued under the Plan, or the Alternative Plan as the case may be, in exchange for Claims against NSC are exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code, except to the extent that holders of New Senior Notes, or the Alternative Plan Consideration as the case may be, are "underwriters," as that term is defined in Section 1145 of the Bankruptcy Code.

         2. The Credit Parties shall have entered into the New Loan Facility, PROVIDED that this shall not be a condition under the Alternative Plan.

         3. Under the Primary Plan, the amount drawn under the New Loan Facility shall be less than or equal to $61.5 million plus letters of credit, PROVIDED that this shall not be a condition under the Alternative Plan.

         4. Under the Alternative Plan, the drawn amount under the new loan facility for the Operating Subsidiaries shall not exceed $35 million (net of excess cash), PROVIDED that this shall not be a condition under the Primary Plan.

         5. The Debtor shall not have entered into, and shall not have permitted any of its Operating Subsidiaries to enter into, any agreement containing change in control or employee severance provisions with any employees or otherwise except as disclosed to the Committee prior to the January 17, 2003 or as otherwise consented to by the Committee, which consent shall not be unreasonably withheld.

         6. The Debtor shall not have taken any action to increase the amount of the prepayment penalty on account of a change of control in the Extension Agreement that would come due after the 180th day after the effective date of the Extension Agreement to exceed $2.4 million without obtaining the prior consent of the Committee.

         7. The Consummation Date shall have occurred on or before September 30, 2003.

         8. The following agreements, in form reasonably satisfactory to the Debtor or Reorganized Debtor and the Committee, as the case may be, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

                  (a) Amended Certificate of Incorporation and Bylaws of NSC;

                  (b) Intercreditor Agreement;

                  (c) New Senior Note Indenture; and

                  (d) the Registration Rights Agreement, if the Alternative Plan is consummated.

         9. The Cash Consideration shall be $51 million, of which $15 million shall be contributed by Existing Equity, provided that this shall not be a condition under the Alternative Plan.

         10. The New Senior Notes, or the Alternative Plan Notes, as the case may be, shall be secured by the Subordinated Lien and the Subordinated Stock Pledge.

         11. Existing Equity shall have paid the Excess Prepayment Penalty, if payable and barring the occurrence of any of the Excess Prepayment Penalty Exceptions.

         12. The Operating Subsidiaries shall have deposited into the Deposit Account the Additional Cash Consideration on or before each Deposit Date and the Deposit Account shall have been replenished in full should any portion of the cash contained in the Deposit Account have been used for a Cash Usage Event or any other event, provided that this shall not be a condition under the Alternative Plan.

         13. The Deposit Account shall remain property of the Operating Subsidiaries, provided that this only shall be a condition under the Alternative Plan.

         14. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

C. WAIVER OF CONDITIONS

         Each of the conditions set forth in Article IX. may be waived in whole or in part by the joint written consent of the Debtor or Reorganized Debtor, the Committee, and with respect to Articles IX.B.1(a)-(e) and IX.B.7, the Lender in their sole and absolute discretion, without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Consummation Date may be asserted by the Debtor, Reorganized Debtor, the Committee or, with respect to Articles IXB.1 (a)-(e) and IX.B.7, the Lender regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtor or Reorganized Debtor). The failure of the Debtor, Reorganized Debtor, the Committee, or the Lender to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                   ARTICLE X.

                          MODIFICATIONS AND AMENDMENTS

         The Debtor, upon the consent of the Committee, may alter, amend, or modify the Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1l0l(2) of the Bankruptcy Code, the Debtor may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such Proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; PROVIDED, HOWEVER, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

                                  ARTICLE XI.

                            RETENTION OF JURISDICTION

         Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

         A. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or of priority Claims or Interests;

         B. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; PROVIDED, HOWEVER, that from and after the Consummation Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtor shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

         C. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case, including, but not limited to, any and all motions for approval of asset sales by the Debtor filed by the Debtor on or before the Consummation Date;

         D. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         E. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

         F. Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         G. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         H. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         I. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         J. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

         K. Recover all assets of the Debtor and property of the Debtor's Estate, wherever located;

         L. Hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

         M. Hear and determine all disputes involving the existence, nature, or scope of the Debtor's discharge;

         N. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

         O. Enter a final decree closing the Chapter 11 Case.

                                  ARTICLE XII.

                           COMPROMISES AND SETTLEMENTS

         Pursuant to Fed. R. Bankr. P. 9019(a), the Debtor may compromise and settle various Claims against it and/or claims that it may have against other Persons. The Debtor expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right shall pass to the Reorganized Debtor or the Estate pursuant to Articles IV.E and IV.F of the Plan.

                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

A. BAR DATES FOR CERTAIN CLAIMS

         1. ADMINISTRATIVE CLAIMS: SUBSTANTIAL CONTRIBUTION CLAIMS

         The Confirmation Order will establish an Administrative Claims Bar Date for filing of all Administrative Claims, including Substantial Contribution Claims (but not including claims for Professional Fees or the expenses of the members of the Committee (if one has been appointed)), which date will be 45 days after the Consummation Date. Holders of asserted Administrative Claims, other than claims for Professional Fees or the expenses of the members of the Committee not paid prior to the Consummation Date, must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. A notice prepared by the Reorganized Debtor will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtor or Reorganized Debtor, as the case may be, shal1 have 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

         2. PROFESSIONAL FEE CLAIMS

         All final requests for compensation or reimbursement of Professional Fees pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtor or the Committee (if one has been appointed) prior to the Consummation Date (other than Substantial Contribution Claims under Section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtor and its counsel no later than 45 days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor and its counsel and the requesting Professional or other entity no later than 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

B. PAYMENT OF STATUTORY FEES

         All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Consummation Date.

C. SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D. SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

E. RELEASES AND SATISFACTION OF SUBORDINATION RIGHTS

         All Claims of the holders of the Senior Notes against the Debtor and all rights and claims between or among such holder relating in any manner whatsoever to any claimed subordination rights (if any), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by this Plan to holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Consummation Date, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Senior Note Claims, by reason of my claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

F. DISCHARGE OF THE DEBTOR

         All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtor or any of its assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Consummation Date, the Debtor, shall be deemed discharged and released under Section 1141(d)(l)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor, subject to the Consummation Date occurring.

G. COMMITTEE

         Effective on the Consummation Date, the duties of the Committee shall terminate, except with respect to any appeal of an order in the Chapter 11 Case and applications for Professional Fees.

H. EXCULPATION AND LIMITATION OF LIABILITY

         Neither the Reorganized Debtor, the Lender, nor the Committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, negotiation of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Without limiting any of the foregoing, the Committee and its members and advisors shall not incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, any issuance or withdrawal of the Direction Letter.

         Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtor, or any statutory committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

         The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtor to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Article IV.F hereof.

I. PERMANENT INJUNCTION

         Except as otherwise expressly provided in the Plan or the Confirmation Order, all entities who have held, hold or may hold Claims against, or Interests in, the Debtor will be permanently enjoined, on and after the Consummation Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of judgment, award, decree or order against the Debtor on account of any such Claim or Interest,
(iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest. The foregoing the injunction will extend to successors of the Debtor (including, without limitation, the Reorganized Debtor) and their respective properties and interests in property.

J. RELEASES

         The distributions provided for in this Plan are in full satisfaction, settlement, release and discharge of all Claims against and Interests in the Debtor and its Estate. Effective as of the Confirmation Date, but subject to the occurrence of the Consummation Date, and except as otherwise provided in this Plan or the Confirmation Order, each Released Party shall be deemed to have released the other Released Parties from all Claims, obligations, rights, causes of action or liabilities which any such Person is, or may be, entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place on or before the Consummation Date in any way relating to the Debtor, this Chapter 11 Case, or this Plan.

K. BINDING EFFECT

         The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former holders of Claims against and Interests in the Debtor, their respective successors and assigns, including, but not limited to, the Reorganized Debtor, and all other parties-in-interest in this Chapter 11 Case.

L. REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

         The Debtor reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person, (b) prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by the Debtor or any other Person.

M. PLAN SUPPLEMENT

         Any and all exhibits, lists, or schedules not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court not later than the tenth (10th) day prior to the Consummation Date. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Article XIII.N of the Plan.

N. NOTICES

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor, Reorganized Debtor or Committee under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         William T. Keon, III
         NUTRITIONAL SOURCING CORPORATION
         550 Biltmore Way
         Suite 900
         Coral Gables, Florida  33134
         Telephone: (305) 442-3407
         Facsimile: (305) 447-1389

         with a copy to:

         Michael B. Solow
         Harold D. Israel
         KAYE SCHOLER LLC
         Three First National Plaza
         70 West Madison Street, Suite 4100
         Chicago, Illinois  60602
         Telephone: (312) 583-2300
         Facsimile: (312) 583-2360

                           and

         Michael J. Sage
         Edward O. Sassower
         STROOCK & STROOCK & LAVAN LLP
         180 Maiden Lane
         New York, New York 10038
         Telephone: (212) 806-5400
         Facsimile: (212) 806-6006


O. INDEMNIFICATION OBLIGATIONS

         Except as otherwise specifically limited in this Plan, any obligations or rights of the Debtor to indemnify its present and former directors, officers, or employees pursuant to the Debtor's certificate of incorporation, by-laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such directors, officers, or employees based upon any act or omission related to such present and former directors', officers', or employees' service with, for, or on behalf of the Debtor, shall survive confirmation of this Plan and remain unaffected thereby, irrespective of whether indemnification is owed in connection with an occurrence before or after the Petition Date.

         If the Direction Letter is issued, none of the indemnification provisions currently in place for directors, officers and each of the Debtor's advisors (whether in the Debtor's bylaws, contracts or otherwise) shall survive confirmation of the Plan except to the extent that (i) any related claims are covered by insurance policies in respect of the Debtor and (ii) the indemnification is part of the retention of an advisor approved by the Bankruptcy Court. The Debtor may obtain sufficient tail coverage under its existing directors and officers insurance policy for current officers and directors provided that the terms are reasonably acceptable to the Debtor and the Committee.

P. PREPAYMENT

         Except as otherwise provided in this Plan or the Confirmation Order, the Debtor shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; PROVIDED, HOWEVER, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parties among the classes of Claims.

Q. TERM OF INJUNCTIONS OR STAY

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Consummation Date.

R. REGISTRATION RIGHTS AGREEMENT

         Without limiting the effect of Section 1145 of the Bankruptcy Code, on the Effective Date, under the Alternative Plan, the Reorganized Debtor will be deemed to have entered into a Registration Rights Agreement with each holder of a Claim entitled to a distribution of New Common Stock (i) who by virtue of holding New Common Stock to be distributed under the Plan and/or its relationship with Reorganized Debtor could reasonably be deemed to be an "affiliate" (as such term is used within the meaning of applicable securities laws) of Reorganized Debtor, and (b) who requests in writing that New Common Stock execute such agreement. The Registration Rights Agreement shall contain certain shelf, demand and piggyback registration rights for the benefit of the signatories thereto.

S. HART-SCOTT-RODINO COMPLIANCE

         Any shares of New Common Stock distributed under the Alternative Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated. Any filing fees associated with any such filing shall be paid by the Reorganized Debtor.

T. ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST

         To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, the value of such distribution shall be allocated to the principal amount of the Claim first and then, to the extent consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

U. GOVERNING LAW

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of the Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

Dated: Wilmington, Delaware
       January 31, 2003

                                        NUTRITIONAL SOURCING CORPORATION


                                        By:      /s/ Daniel J.O'Leary
                                              --------------------------------
                                              Name:  Daniel J. O'Leary
                                              Title: Chief Financial Officer




Michael B. Solow
Harold D. Israel
KAYE SCHOLER LLC
Three First National Plaza
70 West Madison Street, Suite 4100
Chicago, Illinois  60602
Telephone: (312) 583-2300
Facsimile: (312) 583-2360

            -and-

Richard W. Riley
DUANE MORRIS LLP
1100 North Mark Street
Suite 1200
Wilmington, DE  19801
Telephone: (302) 657-4900
Facsimile: (302) 657-4901

ATTORNEYS FOR NUTRITIONAL SOURCING CORPORATION

                                TABLE OF EXHIBITS

                                                                          PAGE
                                                                          ----



EXHIBIT      NAME

A            Amended Certificate of Incorporation and Bylaws of NSC
B            New Senior Note Indenture
C            Intercreditor Agreement
D            Registration Rights Agreement